Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-220993, 333-223448 and 333-231507 on Form S-8 and 333-228562 on Form S-3 of our report dated December 2, 2019, relating to the financial statements of Venus Concept Ltd. and subsidiaries as of and for the years ended December 31, 2018 and 2017, appearing in the Current Report on Form 8-K/A of Venus Concept Inc. dated December 2, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

December 2, 2019

Toronto, Canada